Exhibit 99.1

Notable Labs Announces Filing of Form 10-Q for Third Quarter 2023

-Summarizes third quarter 2023 financials of pre-Merger VBLT as of September 30th-

-Third quarter financial information of Notable Labs, Inc. and pro forma combined financial information of Notable Labs, Ltd. will be subsequently provided via Form 8-K later in November-

FOSTER CITY, Calif., November 14, 2023 – Notable Labs, Ltd. (“Notable”) (Nasdaq: NTBL), a clinical stage therapeutic platform company developing predictive precision medicines for cancer patients, today announced that it has filed its Quarterly Report on Form 10-Q containing financial results for the third quarter and nine months ended September 30, 2023. Due to the timing of the closing of Notable’s merger with VBL Therapeutics in October 2023, the Form 10-Q contains financial results of pre-merger VBL Therapeutics.

In October, Notable closed the previously announced merger with VBL Therapeutics. Concurrent with the merger, shares of Notable began public trading on the Nasdaq market under the symbol NTBL on October 17th, 2023. The combined company is focusing on the advancement of Notable’s proprietary PPMP platform and a therapeutic pipeline focused on cancer patients with high unmet medical needs while completing the development of Volasertib for the treatment of acute myeloid leukemia (AML) in platform-predicted responders as the lead program.

As of October 31, 2023, the post-Merger Company, Notable Labs, Ltd, had cash and cash equivalents of $14.3 million. Third quarter financial information of Notable Labs, Inc. and pro forma combined financial information of Notable Labs, Ltd. will be provided via Form 8-K later in November.

Safety and efficacy data from the Phase 2a trial (NCT04956042) for Fosciclopirox, being co-developed with Ciclomed, in adult patients with relapsed/refractory AML are anticipated before year-end 2023.

About Notable Labs, Inc.

Notable Labs, Ltd. is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through its proprietary Predictive Precision Medicines Platform (PPMP), Notable bio-simulates a cancer treatment and aims to predict whether or not a patient is likely to respond to that specific therapeutic. Notable’s PPMP is designed to identify and select clinically responsive patients prior to their treatment and thus fast-track clinical development in this patient population. By continually advancing and expanding the reach of the PPMP across diseases and predicted medical outcomes, Notable aims to be the leader in precision medicine and revolutionize the way in which patients seek and receive treatments that work best for them – patient by patient and cancer by cancer. Notable believes it has created a targeted and de-risked in-licensing strategy to deliver a product’s medical impact and commercial value faster, higher, and with a greater likelihood of success than traditional drug development. By transforming historical standards of care, Notable aims to create dramatic positive impact for patients and the healthcare community. Notable is headquartered in Foster City, California. Learn more at www.notablelabs.com and follow us @notablelabs.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding Notable’s future operations and goals; the potential benefits of any therapeutic candidates or platform technologies of Notable; the timing of any clinical milestones of Notable’s therapeutic candidates; the cash runway of the combined company; and other statements that are not historical fact. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Notable’s control. Notable’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) uncertainties associated with Notable’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ii) risks related to the inability of Notable to obtain sufficient additional capital to continue to advance these product candidates and any preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) risks associated with Notable’s future financial and operating results, including its ability to become profitable; (vi) Notable’s ability to retain key personnel; (vii) Notable’s ability to manage the requirements of being a public company; (viii) uncertainties relating to the Israel-Hamas war; (ix) Notable’s ability to obtain orphan drug designation, and the associated benefits, for any of its drug candidates; (x) Notable’s inability to obtain regulatory approval for any of its drug candidates; and (xi) changes in, or additions, to international, federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pharmaceutical regulations, and other regulations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including the factors described in the section titled “Risk Factors” in the Registration Statement of Vascular Biogenics Ltd. on Form S-4, as filed with the SEC on September 1, 2023, the Quarterly Report on Form 10-Q of Notable Labs, Ltd. as filed with the SEC on November 14, 2023, and in other subsequent filings with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Notable expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACTS:

Investor Relations: Daniel Ferry, LifeSci Advisors

+1 (617) 430-7576, daniel@lifesciadvisors.com